SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is entered into as of the 15th day of March, 2006 by and among Starbank Group, LLC, a Delaware limited liability company (“Starbank”), Andreas Typaldos (“Typaldos”), Gennaro Vendome (Vendome”),Chartwell International Inc., a Nevada corporation (“Chartwell”). Imre Eszenyi (“Eszenyi”), Rail Waste Holdings, LLC, a New York limited liability company (“RWH”), E-Rail Logistics, Inc., a New York corporation (“E-Rail”), Andrew Kaufman (“Kaufman”), Christopher Davino (“Davino”) and Richard Kessler (“Kessler”).

WHEREAS, Starbank commenced a litigation in Supreme Court, New York County, entitled Starbank Group, LLC v. Chartwell International Inc., Imre Eszenyi, Rail Waste Holdings, LLC, E-Rail Logistics, Inc., Andrew Kaufman, Christopher Davino and Richard Kessler, NY Co. Index No. 600223/06 (the “NY Litigation”); and

WHEREAS, Chartwell, Eszenyi, RWH, E-Rail, Kaufman, Davino and Kessler (collectively, the “Defendants”) deny the allegations of wrongdoing asserted by Starbank in the NY Litigation; and

WHEREAS, the parties hereto wish to avoid the cost, delay and uncertainty associated with litigation;

NOW, WHEREFORE, the parties hereto agree to settle the NY Litigation as follows:

1. Payment

Defendants shall pay Starbank the sum of Three Hundred and Eighty-Five Thousand Dollars ($385,000.00). Said payment shall be made on or before March 15, 2006 and shall, subject to the terms of paragraph 3 below, be made by wire transfer to the attorney escrow account of counsel for Starbank at the following:

Daniel G. Blumenstein Attorney At Law Escrow Management
Account No.: 186-16425-7
Citibank NA, 1007 Broadway, New York NY 10010
Routing Code: 021001486

2. Releases

Contemporaneous with the execution of this agreement, Starbank, Typaldos and Vendome shall each execute and deliver to Defendants general releases, releasing Defendants from all claims which Starbank Typaldos and Vendome have, or may have, as of the date of the releases.

Contemporaneous with the execution of this agreement, each Defendant shall execute and deliver to Starbank, Typaldos and Vendome general releases, releasing Starbank, Typaldos and Vendome from all claims which Defendants have, or may have, as of the date of said releases.

3. Escrow

In the event all of the documents necessary to complete the settlement described herein have not been executed and delivered on or before March 13, 2006, the $385,000.00 payment described in paragraph 1 above shall remain in the escrow account of counsel for Starbank until the earlier of (i) such time as all of said documents have been executed and delivered to the respective party/parties, or (ii) fifteen (15) days from the date hereof. If said documents have not been executed and delivered to the respective party/parties within such fifteen-day period, then at the expiration of such period counsel for Starbank shall release the $385,000.00 from escrow and immediately deliver it to counsel for Chartwell, “Brian Guillorn, As Attorney”, and this Settlement shall be void and of no force and effect.

4. Discontinuance

Upon receipt of the payment and releases described in paragraphs 1 and 2 above, and subject to the terms and conditions of paragraph 3 above, counsel for Starbank shall dismiss with prejudice the complaint filed in the NY Litigation. Counsel for Starbank shall provide proof of such dismissal to counsel for Chartwell with 3 days of said dismissal.

5. Warrants and Representations by Starbank, Typaldos and Vendome

Starbank, Typaldos and Vendome hereby warrant and represent:

i. Starbank is a limited liability company in good standing organized under the law of the State of Delaware;

ii. The members of Starbank have approved and authorized the settlement of the NY Litigation under the terms and conditions set forth herein, and the member executing this agreement has been authorized to do so;

iii. Starbank, either directly or through its agents and affiliates. was the entity which made the loans to RWH totaling $340,000 referred to in the complaint in the NY Litigation (the “Loans”);

iv. There are no notes reflecting the Loans;

v. Starbank did not transfer, hypothecate, sell or otherwise convey any interest in the Loans, nor is it aware of any party making any claims, or threatening any claim, with respect to the Loans;

vi. Starbank did not receive, nor does it have any claim to, any of the Chartwell shares tendered to RWH for the purchase of E-Rail by Chartwell (the “Shares”), nor has Starbank transferred, hypothecated, sold or otherwise conveyed any interest in the Shares, nor it is aware of any party making any claims, or threatening any claim, with respect to the Shares;

vii. Starbank has not initiated any other litigation or proceeding regarding the facts, circumstances and claims contained in the NY Litigation;

viii. Starbank and its members affirm that Starbank never became a member of Rail Waste Holdings, LLC upon making the Loans or entering into the Capital Contribution Agreement and it has no voting rights, equity interest or management rights in and to Rail Waste Holdings, LLC.  In the event regulatory authorities deem Starbank to be a member of Rail Waste Holdings, LLC, by this Agreement effective as of the date first set forth above, Starbank and its members relinquish and abandon all right and interest to any membership interest in Rail Waste Holdings, LLC they may be deemed to have, in part consideration for the payment in Section 1 hereof; and

ix. To its knowledge, Starbank has never seen or reviewed any operating agreement relating to the management of RWH, nor, with the exception of the May 12, 2005 Capital

Contribution Agreement, has Starbank ever seen any employment agreement between RWH and Kaufman, RWH and Davino or RWH and Kessler.

6. Warrants and Representations by Defendants

A. Chartwell. Chartwell hereby warrants and represents:

i. Chartwell is a corporation in good standing organized under the law of the State of Nevada;

ii. The directors of Chartwell have approved and authorized the settlement of the NY Litigation under the terms and conditions set forth herein, and the officer executing this agreement has been authorized to do so; and

iii. E-Rail is a wholly-owned subsidiary of Chartwell.

B. RWH, Kaufman. Davino, Kessler. RWH, Kaufman, Davino and Kessler jointly and severally hereby warrant and represent:

i. RWH is a limited liability company in good standing organized under the law of the State of New York;

ii. The members of RWH have approved and authorized the settlement of the NY Litigation under the terms and conditions set forth herein, and the member executing this agreement has been authorized to do so;

iii. Starbank was the entity which made the contributions to RWH totaling $340,000 referred to in the complaint in the NY Litigation (the “Loans”);

iv. There are no notes reflecting the Loan, except for the Capital Contribution Agreement as of May 12, 2005.

C. E-Rail. E-Rail hereby warrants and represents:

i. E-Rail is a corporation in good standing organized under the law of the State of New York;

ii. The directors of E-Rail have approved and authorized the settlement of the NY Litigation under the terms and conditions set forth herein, and the officer executing this agreement has been authorized to do so;

iii. E-Rail is a wholly-owned subsidiary of Chartwell.

7. Miscellaneous

No Admissions of Guilt. The parties acknowledge and agree that this agreement represents the compromise of a disputed claim, and nothing herein is, or shall be construed as being, any admission of liability on the part of any and/or all of the Defendants.

Entire Agreement; Modification. The agreement contains the entire agreement between the parties hereto, and shall not be modified unless in writing signed by the party or parties against whom any such modification shall be enforced, and shall be binding upon Starbank and inure to the benefit of Defendants.

Invalidity; Unenforceability. If one or more terms of this agreement shall ever be determined by a court or tribunal of competent jurisdiction to be invalid or unenforceable, all other terms of this agreement shall remain in full force and effect.

Governing Law. This agreement shall be governed in all respects by and under the laws of the State of New York, without giving effect to conflicts of law.

Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

If to Starbank, Typaldos or Vendome: Starbank Group LLC, 40 West 77th Street, New York, NY 10024; with a copy to: Daniel Blumenstein. Esq., 1123 Broadway, Suite 1118, New York NY 212 647-0450, fax 21 859-7302.

If to Chartwell, Eszenyi or E-Rail: Chartwell International Inc., 1124 Smith Street, Suite 304, Charleston WV 25301; with a copy to: Brian Guillorn, Esq., 461 Park Avenue South, New York NY 10016, 212 683-4400, fax 212 685-0011; and a copy to Bullivant Hauser Bailey, Attn: Mark Lee, Esq., 1331 Garden Highway, Suite 300, Sacramento CA 95833.

If to RWH: Rail Waste Holdings LLC, 485 Underhill Blvd. Suite 201, Syosset NY 11791.

If to Kaufman: Andrew Kaufman, 14 The Boulevard, Bayville, NY 11709.

If to Davino: Christopher Davino, 409 Osprey Point Lane, Brielle NJ 08730.
If to Kessler: Richard Kessler, 7 North Willow St., Suite 7, Montclair NJ 07042

All such notices, requests and other communications(i) if delivered personally to the address as provided herein, will be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for herein, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for herein, be deemed given on the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided herein, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Opportunity to Consult. The parties hereto acknowledge that they (a) have carefully read this Settlement Agreement in its entirety; (b) have had an opportunity to consider this Settlement Agreement fully; (c) have been, and are hereby, advised in writing to consult with an attorney of their choosing in connection with this Settlement Agreement; (d) fully understand the significance of all of the terms and conditions of this Settlement Agreement and have discussed them with independent legal counsel, or have had a reasonable opportunity to do so; (e) have had answered to their satisfaction any questions they have asked with regard to the meaning and significance of any of the provisions of this Settlement Agreement; and (f) are signing this Settlement Agreement voluntarily and of their own free will and agree to all the terms and conditions contained herein.

Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

No Assignment, Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party or parties, and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

Construction. Ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

Counterparts; Facsimile Signatures . This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimiles of signatures shall be deemed to be original signatures, except that originals, not facsimiles, of the releases required under paragraph 2 above shall be delivered.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

STARBANK GROUP LLC	CHARTWELL INTERNATONAL INC

By:______________________	By:______________________________
Name:	Name:
Position:	Position

RAIL WASTE HOLDINGS LLC	E-RAIL LOGISTICS, INC

By:______________________	By:______________________________
Name:	Name:
Position:	Position

__________________________	______________________
ANDREAS TYPALDOS	GENNARO VENDOME

__________________________	_______________________
ANDREW KAUFMAN	CHRISTOPHER DAVINO

___________________________	_______________________
RICHARD KESSLER	IMRE ESZENYI

___________________________	_______________________
DANIEL BLUMENSTEIN	BRIAN GUILLORN
Attorney for Plaintiff	Attorney for Chartwell International, Inc.,
1123 Broadway, Suite 1118	Imre Eszenyi and E-Rail Logistics, Inc.
New York NY 10001	461 Park Avenue South
New York NY 10016